UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 11, 2014

Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive St. Louis, Missouri 63141 (Address of principal executive offices)
Registrant's telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2014 the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of Energizer Holdings, Inc. (the “Company”) approved the form of award agreements for restricted stock equivalent awards (“RSEs”) granted to the Company's executive officers for the fiscal year beginning October 1, 2014. The Committee also made the following grants to the named executive officers effective November 13, 2014: Ward M. Klein, 33,004; David P. Hatfield, 6,617; Alan R. Hoskins, 6,228; and Peter J. Conrad, 5,449.
The material terms of the Restricted Stock Equivalent Award Agreement (the “RSE Agreement”) for grants under the Company's Second Amended and Restated 2009 Incentive Stock Plan are as follows:
Award. As of the date of the award, recipients will be credited with restricted stock equivalents (“RSEs”) and, upon vesting, the Company will transfer shares of common stock to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.
Vesting; Payment. Vesting of the RSEs will occur on November 13, 2016, provided that the RSEs have not been forfeited prior to that date (as described below). Cash dividends, if any, that would have been paid on the underlying shares will be paid on RSEs that vest, on or after the vesting date.

Acceleration. All unvested RSEs granted to a recipient will vest upon his or her death, disability or upon a change of control of the Company.
Forfeiture. Any portion of the RSEs that are not vested will be forfeited upon:
a. the recipient's voluntary or involuntary termination;
b. a determination by the Committee that the recipient engaged in competition with the Company or other conduct contrary to the best interests of the Company in violation of certain covenants in the RSE Agreement.
If the recipient voluntarily retires at least twelve (12) months after the date of grant and the recipient is (a) at least 55 years of age and (b) has 10 or more years of service, he or she will receive a pro rata portion of the RSEs granted on the date which is six months following the date of termination.
Covenants. The recipient would agree to comply with certain confidentiality, non-competition, non-solicitation and non-disparagement provisions.
The description of the RSE Agreement set forth herein is a summary only and is qualified in its entirety by the full text of the form of RSE Agreement, a copy of which is listed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
10.1 Form of Restricted Stock Equivalent Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:  /s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: November 11, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Equivalent Award Agreement

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